Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q1’16 RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

Phoenix, AZ – April 28, 2016 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions and a leading provider of specialty containment solutions in the United States, today reported actual and adjusted financial results for the quarter ended March 31, 2016. Total revenues were $124.5 million and rental revenues were $117.4 million, as compared to $132.6 million and $123.1 million, respectively, for the same period last year. Prior-year numbers included $11.3 million in revenues associated with the wood mobile office business that the Company divested in May 2015.

Rental revenues for the portable storage and specialty containment businesses for the current quarter were $93.7 million and $23.6 million, respectively.

The Company recorded net income of $11.0 million, or $0.25 per diluted share in the first quarter of 2016, as compared to net loss of $27.3 million, or $0.60 per diluted share, for the first quarter of 2015. On an adjusted basis, first quarter net income was $12.4 million, or $0.28 per diluted share, compared to adjusted net income of $12.7 million, or $0.28 per diluted share, for the first quarter of 2015. Adjusted EBITDA was $46.2 million and adjusted EBITDA margin was 37.1% for the first quarter of 2016.

Dividend

The Company’s Board of Directors declared a cash dividend of 20.6 cents per share which will be paid on June 1, 2016 to shareholders of record on May 18, 2016.

First Quarter 2016 Highlights

•	Grew portable storage rental revenues 6.0% year-over-year, excluding the divested wood mobile offices, or 7.3% when adjusted for unfavorable currency fluctuations.

•	Increased portable storage rental rates by 2.3% year-over-year.

•	Delivered adjusted EBITDA of $46.2 million and expanded adjusted EBITDA margin to 37.1%.

•	Drove average portable storage utilization to 68.3%, compared to 66.6% in the prior-year.

•	In the U.K., increased adjusted EBITDA by 18.5% in local currency and delivered a 36.8% adjusted EBITDA margin.

•	Utilized strong free cash flow to return $16.2 million to our shareholders through $9.2 million in dividends and $7.1 million of repurchased treasury shares.

CEO Comments

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, remarked, “We delivered growth in our portable storage business, including a 7.3% rental revenue increase as compared to prior year. In our portable storage segment, North American units on rent as of the end of the quarter are up a strong 3.9% year-over-year, rates increased a solid 2.3% year-over-year and adjusted EBITDA margin reached 37.8% for the quarter. This demonstrates that the growth we are achieving in our more profitable container and ground-level office business is replacing the wood mobile business we strategically divested in May 2015.”

Mr. Olsson continued, “We generated 6.2% year-over-year rental revenue growth for the combined downstream and diversified segments of our specialty containment business. This growth was offset by the ongoing challenges in the upstream oil and gas industry, leading to the overall 2.0% year-over-year decrease in specialty containment rental revenue. We are well-positioned to expand our downstream specialty containment footprint, and demand remains strong in both our downstream and diversified customer bases. In addition, demand in the construction industry, which represents just over 40% of our combined portable storage and specialty business, remains robust and our overall outlook for the year remains unchanged.”

Conference Call

Mobile Mini will host a conference call today, Thursday, April 28, 2016 at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investor Relations section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total rental fleet of approximately 206,100 portable storage containers and office units. Through its wholly-owned subsidiary, Evergreen Tank Solutions, Mobile Mini is also a leading provider of specialty containment solutions in the U.S., with a rental fleet of approximately 11,900 units. Mobile Mini’s network is comprised of 159 locations in the U.S., U.K., and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, our expectations regarding ongoing growth and profitability in our container and ground-level office business; ongoing momentum in certain sectors, including our construction and diversified sectors; and our ability to leverage our footprint to expand our downstream specialty containment market, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP & Chief Financial Officer Mobile Mini, Inc. (602) 308-3879 www.mobilemini.com		The Equity Group Inc. Fred Buonocore (212) 836-9607 Linda Latman (212) 836-9609

(See accompanying tables)

Reclassifications:

Certain amounts in the consolidated statements of operations for the three months ended March 31, 2015 have been reclassified to conform to the current period presentation. The reclassifications have no effect on total revenues, income from operations, net income or net income per common share.

The Company believes the current presentation better reflects the nature of the underlying financial statement items.

Mobile Mini, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31, 2016			Three Months Ended March 31, 2015
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$117,356	$—	$117,356	$123,117	$—	$123,117
Sales	6,891	—	6,891	7,972	—	7,972
Other	286	—	286	1,540	(1,176)	364

Total revenues	124,533	—	124,533	132,629	(1,176)	131,453

Costs and expenses:
Rental, selling and general expenses	76,302	—	76,302	83,046	(1,002)	82,044
Cost of sales	4,611	—	4,611	5,133	—	5,133
Restructuring expenses	2,248	(2,248)	—	483	(483)	—
Asset impairment charge, net	—	—	—	64,726	(64,726)	—
Depreciation and amortization	15,177	—	15,177	15,539	—	15,539

Total costs and expenses	98,338	(2,248)	96,090	168,927	(66,211)	102,716

Income (loss) from operations	26,195	2,248	28,443	(36,298)	65,035	28,737
Other expense:
Interest expense	(8,484)	—	(8,484)	(9,059)	—	(9,059)

Income (loss) before tax provision	17,711	2,248	19,959	(45,357)	65,035	19,678
Income tax provision (benefit)	6,713	887	7,600	(18,031)	25,038	7,007

Net income (loss)	$10,998	$1,361	$12,359	$(27,326)	$39,997	$12,671

EBITDA	$41,372		$46,184	$(20,759)		$47,526
EBITDA as a percentage of total revenues	33.2%		37.1%	-15.7%		36.2%

Earnings (loss) per share:
Basic	$0.25		$0.28	$(0.60)		$0.28
Diluted	0.25		0.28	(0.60)		0.28

Weighted average number of common and common share equivalents outstanding:
Basic	44,219		44,219	45,484		45,484
Diluted (3)	44,335		44,335	45,484		46,054

(1)	Adjusted column for the three months ended March 31, 2016 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See reconciliations herein, and additional information regarding non-GAAP financial information following in this earnings release. Adjustments for the three-month period ended March 31, 2016 relate to the exclusion of $2.2 million of costs to continue the restructuring of our business operations and the associated tax effect.
(2)	Adjusted column for the three months ended March 31, 2015 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See reconciliations herein, and additional information regarding non-GAAP financial information following in this earnings release. Adjustments for the three-month period ended March 31, 2015 include the following, along with the related tax effects:

•	Reduction of $1.2 million to other revenue to exclude revenue associated with a sales tax refund.

•	Reduction of $1.0 million to rental, selling and general expenses for acquisition-related expenses, primarily due to the acquisition of Evergreen Tank Solutions in December 2014.

•	Exclusion of costs of $0.5 million related to the restructuring of our business operations.

•	Exclusion of $64.7 million asset impairment charge related to the impairment of wood mobile offices.

(3)	Common stock equivalents were excluded from the calculation of actual diluted earnings per share for the quarter ending March 31, 2015 because their inclusion would reduce the net loss per share.

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2016	2015
As of March 31:
Stand-alone portable storage locations	130	134
Stand-alone specialty containment locations	18	24
Combined portable storage and specialty containment locations	11	—
Portable storage rental fleet units	206,100	213,800
Specialty containment rental fleet units	11,900	10,800

Average Utilization:
Portable storage – three months ended March 31	68.3%	66.6%
Specialty containment – three months ended March 31	63.7%	71.1%

Mobile Mini, Inc.

Business Segment Information – Adjusted (1)

(Unaudited)

(in thousands)

	Three Months Ended March 31, 2016			Three Months Ended March 31, 2015
	Portable Storage	Specialty Containment	Total	Portable Storage	Specialty Containment	Total
Revenues:
Rental	$93,728	$23,628	$117,356	$99,004	$24,113	$123,117
Sales	5,292	1,599	6,891	5,962	2,010	7,972
Other	267	19	286	353	11	364

Total revenues	99,287	25,246	124,533	105,319	26,134	131,453

Costs and expenses:
Rental, selling and general expenses	60,854	15,448	76,302	66,258	15,786	82,044
Cost of sales	3,399	1,212	4,611	3,864	1,269	5,133
Depreciation and amortization	8,138	7,039	15,177	9,466	6,073	15,539

Total costs and expenses	72,391	23,699	96,090	79,588	23,128	102,716

Income from operations	$26,896	$1,547	$28,443	$25,731	$3,006	$28,737

Adjusted EBITDA	$37,524	$8,660	$46,184	$38,185	$9,341	$47,526
Adjusted EBITDA Margin	37.8%	34.3%	37.1%	36.3%	35.7%	36.2%

(1)	These tables present results by major business segment adjusted to exclude certain transactions that management believes are not indicative of our business. See additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2016	2015
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$634	$1,613
Receivables, net	77,278	80,191
Inventories	15,426	15,596
Rental fleet, net	957,527	951,323
Property, plant and equipment, net	138,028	131,687
Other assets	19,362	16,766
Intangibles, net	72,490	73,212
Goodwill	708,563	706,387

Total assets	$1,989,308	$1,976,775

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$31,209	$29,086
Accrued liabilities	60,080	59,024
Lines of credit, net	672,861	667,708
Obligations under capital leases	42,301	38,274
Senior Notes, net	197,677	197,553
Deferred income taxes	226,081	219,601

Total liabilities	1,230,209	1,211,246

Stockholders’ equity:
Common stock	493	491
Additional paid-in capital	587,009	584,447
Retained earnings	354,066	352,262
Accumulated other comprehensive loss	(47,875)	(44,162)
Treasury stock	(134,594)	(127,509)

Total stockholders’ equity	759,099	765,529

Total liabilities and stockholders’ equity	$1,989,308	$1,976,775

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2016	2015
Cash Flows from Operating Activities:
Net income (loss)	$10,998	$(27,326)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Asset impairment, net	—	64,726
Provision for doubtful accounts	1,203	1,169
Amortization of deferred financing costs	468	789
Amortization of long-term liabilities	29	25
Share-based compensation expense	2,564	3,250
Depreciation and amortization	15,177	15,539
Gain on sale of rental fleet	(1,378)	(1,972)
Loss on disposal of property, plant and equipment	338	335
Deferred income taxes	6,560	(18,233)
Changes in certain assets and liabilities, net of effect of businesses acquired	(678)	170

Net cash provided by operating activities	35,281	38,472

Cash Flows from Investing Activities:
Cash paid for businesses acquired, net of cash acquired	(9,206)	(1,200)
Additions to rental fleet, excluding acquisitions	(10,884)	(10,480)
Proceeds from sale of rental fleet	3,970	4,842
Additions to property, plant and equipment, excluding acquisitions	(8,310)	(4,241)
Proceeds from sale of property, plant and equipment	840	607

Net cash used in investing activities	(23,590)	(10,472)

Cash Flows from Financing Activities:
Net borrowings (repayments) under lines of credit	5,152	(4,137)
Deferred financing costs	(193)	(100)
Principal payments on capital lease obligations	(1,433)	(849)
Issuance of common stock	—	32
Dividend payments	(9,152)	(8,509)
Purchase of treasury stock	(7,084)	(15,284)

Net cash used in financing activities	(12,710)	(28,847)
Effect of exchange rate changes on cash	40	156

Net change in cash	(979)	(691)
Cash and cash equivalents at beginning of period	1,613	3,739

Cash and cash equivalents at end of period	$634	$3,048

Equipment and other acquired through capital lease obligations	$5,461	$2,201
Capital expenditures accrued or payable	9,112	9,624

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, and free cash flow are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements are furnished earlier in this release and as follows:

Mobile Mini, Inc.

Adjusted EBITDA GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2016	2015
Net income (loss)	$10,998	$(27,326)
Interest expense	8,484	9,059
Income tax provision (benefit)	6,713	(18,031)
Depreciation and amortization	15,177	15,539

EBITDA	41,372	(20,759)
Share-based compensation expense	2,564	3,250
Restructuring expenses	2,248	483
Acquisition-related expenses	—	1,002
Impairment and divestiture-related revenues and expenses, net	—	64,726
Sales tax refund and unclaimed property settlement	—	(1,176)

Adjusted EBITDA	$46,184	$47,526

	Three Months Ended March 31,
	2016	2015
Net cash provided by operating activities	$35,281	$38,472
Interest paid	3,878	4,190
Income and franchise taxes paid	68	273
Share-based compensation expense	(2,564)	(3,250)
Asset impairment charge, net	—	(64,726)
Gain on sale of rental fleet	1,378	1,972
Loss on disposal of property, plant and equipment	(338)	(335)
Changes in other assets and liabilities, net of effect of businesses acquired	3,669	2,645

EBITDA	$41,372	$(20,759)

Mobile Mini, Inc.

Free Cash Flow GAAP Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2016	2015
Net cash provided by operating activities	$35,281	$38,472

Additions to rental fleet, excluding acquisitions	(10,884)	(10,480)
Proceeds from sale of rental fleet	3,970	4,842
Additions to property, plant and equipment, excluding acquisitions	(8,310)	(4,241)
Proceeds from sale of property, plant and equipment	840	607

Net capital expenditures, excluding acquisitions	(14,384)	(9,272)

Free cash flow	$20,897	$29,200

Adjusted net income and adjusted diluted earnings per share. Adjusted net income and related earnings per share information exclude certain transactions that management believes are not indicative of our business. We believe that the inclusion of this non-GAAP presentation makes it easier to compare our financial performance across reporting periods on a consistent basis.

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and that they provide an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA divided by total revenues expressed as a percentage. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by revenues.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.